Exhibit 3.1

HARTE-HANKS, INC.

(a Delaware Corporation)

THIRD AMENDED AND RESTATED BY-LAWS

Adopted December 1, 2010

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meetings. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as the Board of Directors of the Corporation (the “Board”) shall each year fix. An annual meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine.

Section 1.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board or the Chief Executive Officer of the Corporation and shall be held on such date and at such time as the Board or such officer shall fix. A special meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine.

Section 1.3 Notice of Stockholder Business; Nominations.

(1) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.3 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (2) who complies with the notice procedures set forth in this Section 1.3. The requirements of this Section 1.3 shall apply to any business or nominations to be brought before an annual meeting by a stockholder whether such business or nominations are to be included in the Corporation’s proxy statement or presented to stockholders by means of an independently financed proxy solicitation. For business to be properly brought before an annual meeting by a stockholder, including a nomination of a person for election to the Board to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action.

No business may be transacted at a special meeting of stockholders other than business that is specified in the Corporation’s notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that directors shall be elected at such special meeting, by any stockholder who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.3.

Notwithstanding anything to the contrary herein, any stockholder nominations that comply with the Securities Exchange Commission’s (the “Commission”) proxy access rules and are included in the Corporation’s proxy materials will be deemed to have satisfied advance notice requirements herein.

(2) To be timely, a stockholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of Stockholders has been changed by more than 30 calendar days from the date of the previous year’s annual meeting, the notice must be received by the Corporation not less than 90 days nor more than 120 days prior to such annual meeting date or, if the public disclosure of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which the public disclosure of the date of such meeting was made; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which public disclosure of the date of the special meeting was made. For purposes of the foregoing, “public disclosure” means the disclosure in a press release reported by the PR Newswire, Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3) To be in proper written form with respect to all business other than director nominations, a stockholder’s notice to the Secretary of the Corporation must set forth as to each matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and the text of any proposal to be presented and (2) any interest of the stockholder or any Stockholder Associated Person in such business.

As to the stockholder giving such notice and, where noted below, each Stockholder Associated Person, the stockholder’s written notice shall set forth and include the following:

(a) a description of each agreement, arrangement or understanding (whether written or oral) with any Stockholder Associated Person;

(b) the name and record address, as they appear on the Corporation’s books, of the stockholder proposing such business, such stockholder’s principal occupation and the name and address of any Stockholder Associated Person;

(c) the class or series and number of equity and other securities of the Corporation which are, directly or indirectly, held of record or beneficially owned (as determined under Regulation 13D (or any successor provision thereto) under the Exchange Act by such stockholder or by any Stockholder Associated Person, the dates on which such stockholder or any Stockholder Associated Person acquired such securities and documentary evidence of such record or beneficial ownership;

(d) a list of all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act or any successor provision thereto) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or with a value derived or calculated in whole or in part from the value of the Corporation or any security of the Corporation, in each case, directly or indirectly held of record or beneficially owned by such stockholder or any Stockholder Associated Person and each other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (1) such interest conveys any voting rights in such security to such stockholder or Stockholder Associated Person, (2) such interest is required to be, or is capable of being, settled through delivery of such security or (3) such person may have entered into other transactions that hedge the economic effect of such interest (any such interest described in this clause (d) being a “Derivative Interest”);

(e) the name of each person with whom such stockholder or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral) (1) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Corporation) or disposing of any shares of capital stock of the Corporation, (2) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such stockholder or Stockholder Associated Person with respect to any shares of the capital stock of the Corporation or any business proposed by the stockholder or (4) otherwise in connection with any business proposed by a stockholder and a description of each such agreement, arrangement or understanding (any agreement, arrangement or understanding described in this clause (E) being a “Voting Agreement”);

(f) details of all other material interests of each stockholder or any Stockholder Associated Person in such proposal or any security of the Corporation (including, without limitation, any rights to dividends or performance-related fees based on any increase or decrease in the value of such security or Derivative Interests)(collectively, “Other Interests”);

(g) a description of all economic terms of all such Derivative Interests, Voting Agreements or Other Interests and copies of all agreements and other documents (including, without limitation, master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Agreement or Other Interest;

(h) a list of all transactions by such stockholder and any Stockholder Associated Person involving any securities of the Corporation or any Derivative Interests, Voting Agreements or Other Interests within the six-month period prior to the date of the notice;

(i) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto); and

(j) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business.

“Stockholder Associated Person” of any stockholder means (1) any beneficial owner of shares of stock of the Corporation on whose behalf any proposal or nomination is made by such stockholder; (2) any affiliates or associates of such stockholder or any beneficial owner described in clause (1); and (3) each other person with whom any of the persons described in the foregoing clauses (1) and (2) either is acting in concert with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).

(4) To be in proper written form with respect to stockholder nominations for director, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice and, where referred to in subsections (3)(a)-(h) of Section 1.3 or noted below, each Stockholder Associated Person: (i) the information that would have been required by subsections (3)(A)-(H) of Section 1.3 if subsection (3) of Section 1.3 were applicable to nominations of persons for election to the Board and the references therein to “proposing such business”, “business proposed” and “such proposal” were to “proposing such nomination,” “nominees for election to the Board proposed” and “such nomination,” respectively; (ii) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election (even if a contested election is not involved) pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto); (iii) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (iv) a representation as to whether the stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding capital stock of the Corporation required to elect the nominee or (2) otherwise solicit proxies or votes from stockholders in support of such nomination. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(5) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.3, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.3 shall be deemed to preclude discussion by any stockholder of any such business. If the presiding officer at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

No person shall be eligible for election as a stockholder nominee of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.3. If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Notwithstanding the foregoing provisions of this Section 1.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 1.3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.4 Notice of Meetings. Notice of all meetings of the stockholders shall be given in writing or by electronic transmission in the manner provided by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law (the “DGCL”) or the Certificate of Incorporation of the Corporation) stating the date, time and place, if any, of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given not less than ten nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law.

Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place and time. When a meeting is adjourned to another date, time or place (if any) written notice need not be given of the adjourned meeting if the date, time or place (if any) thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the date, time and place (if any) of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 1.5 Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.Where a separate vote by class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

When any meeting is convened, the presiding officer, if directed by the Board, may adjourn the meeting if (a) no quorum is present for the transaction of business, or (b) the Board determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights. Prior to the time when any meeting is convened the officer who would be the presiding officer at such meeting, if directed by the Board, may postpone the meeting if the Board determines that adjournment is necessary or appropriate to enable the stockholders (a) to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders or (b) otherwise to exercise effectively their voting rights.

Section 1.6 Organization. Such person as the Board may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 1.7 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 1.8 Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy. Such a proxy may be prepared, transmitted and delivered in any manner established for the meeting and permitted by law.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting and, if authorized by the Board, the ballot may be submitted by electronic transmission in the manner provided by law. Every vote taken by ballots shall be counted by an inspector or inspectors.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast. Where a separate vote by class is required, unless otherwise prescribed by law, the affirmative vote of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Section 1.9 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the record address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during normal business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 1.10 Inspectors at Meetings of Stockholders. The Board, in advance of a meeting of stockholders, or the chairman of the meeting, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Number and Term of Office. The number of directors who shall constitute the whole board shall be such number as the Board shall at the time have designated, except that in the absence of any such designation, such number shall be seven. Each director shall be elected for a term of three years and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

Section 2.2 Vacancies. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

Section 2.3 Regular Meetings. Regular meetings of the Board shall be held at such place or places on such date or dates, and at such time or times as shall have been established by the Board and publicized among all directors. Further notice of each regular meeting shall not be required.

Section 2.4 Special Meetings. Special meetings of the Board may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the Chief Executive Officer of the Corporation and shall be held at such place, on such date, and at such time as they or such officer shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived at least five days before the meeting if the notice is mailed, or at least 24 hours before the meeting if such notice is given by telephone, hand delivery, telegram, telex, mailgram, facsimile, electronic mail or other means of electronic transmission. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 2.5 Quorum. At any meeting of the Board, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 2.6 Remote Meetings Permitted. Members of the Board, or of any committee thereof, may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation pursuant to a conference telephone or other communications equipment shall constitute presence in person at such meeting.

Section 2.7 Conduct of Business. At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.8 Powers. The Board may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(a) To declare dividends from time to time in accordance with law;

(b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(d) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(f) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(h) To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the Corporation’s business and affairs; and

(i) To appoint a Chairman to preside at meetings of the Board and to perform such other duties as may be specified from time to time by the Board.

Section 2.9 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board.

ARTICLE III

COMMITTEES

Section 3.1 Committees of the Board of Directors. The Board, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee unless otherwise prohibited by applicable law. Any committee so designated may exercise the power and authority of the Board to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, if the resolution which designates the committee or a supplemental resolution of the Board shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

Section 3.2 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

OFFICERS

Section 4.1 Officers Designated. The officers of the Corporation shall be the Chairman of the Board, the President, one or more Vice Presidents, the Secretary and the Chief Financial Officer or Treasurer, all of whom shall be elected at the annual organizational meeting of the Board. The order of the seniority of the Vice Presidents shall be in the order of their nomination, unless otherwise determined by the Board. The Board may also appoint one or more Assistant Secretaries, Assistant Treasurers, and such other officers and agents with such powers and duties as it shall deem necessary. The Board may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board.

Section 4.2 Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board maybe removed at any time by the Board. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

(b) Duties of Chairman of the Board of Directors. The Chairman of the Board, when present, shall preside at all meetings of the stockholders and the Board. The Chairman of the Board shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board shall designate from time to time. If there is no President, or if the Board shall so designate, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in paragraph (c) of this Section.

(c) Duties of Chief Executive Officer. Subject to the control of the Board, the Chief Executive Officer of the Corporation shall have general supervision, direction, and control of the business and the officers of the Corporation, and shall perform the duties of the President at such times when the President is absent. He shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a Corporation and shall have such other powers and duties as may be prescribed by the Board or these By-laws. Unless the Board otherwise determines (including by election of a President), the Chief Executive Officer shall hold the office and perform the duties of the President at such times when a President is not in office. When there is a Chief Executive Officer, references to the President shall be deemed to refer to the Chief Executive Officer.

(d) Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board, unless the Chairman of the Board has been appointed and is present. Unless the Board shall designate otherwise, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

(e) Duties of Vice Presidents. The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the

President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time.

(f) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board, and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these By-laws of all meetings of the stockholders, and of all meetings of the Board and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these By-laws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board shall designate from time to time The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform, other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time.

(g) Duties of Chief Financial Officer or Treasurer. The Chief Financial Officer or Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board or the President. The Chief Financial Officer or Treasurer, subject to the order of the Board, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer or Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time. The President may direct any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer or Treasurer in the absence or disability of the Chief Financial Officer or Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time.

Section 4.3 Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4.4 Resignations. Any officer may resign at any time by giving written notice to the Board or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer

Section 4.5 Removal. Any officer may be removed from office at any time, either with or without cause, by the vote or written consent of a majority of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board.

ARTICLE V

STOCK

Section 5.1 Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates such certificates shall be in the form approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 5.2 Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation, by such person’s attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 5.3 Record Date.

(1) For the purpose of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days prior to the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case, shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(2) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto

Section 5.4 Lost, Stolen or Destroyed Certificates. The Board may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

Section 5.5 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

ARTICLE VI

NOTICES

Section 6.1 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram, telex, overnight express courier or facsimile. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The notice shall be deemed given (a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (b) in the case of delivery by mail, upon deposit in the mail, (c) in the case of delivery by overnight express courier, when dispatched, and (d) in the case of delivery via telegram, telex, mailgram or facsimile, when dispatched. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 6.1 shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated herein.

Section 6.2 Waivers. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. A notice may be written, signed by the person entitled to notice, or sent by electronic transmission by such person. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Registered Office. The Corporation shall maintain a registered office of the Corporation in the State of Delaware.

Section 7.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.

Section 7.3 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

Section 7.4 Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by an Assistant Secretary.

Section 7.5 Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 7.6 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board.

Section 7.7 Time Periods. In applying any provision of these By-laws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or as its representative in a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, representative or in any other capacity while serving as a director, officer, or representative, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) , against all expenses, liability and loss (including attorneys’ fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or representative and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 8.2 with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board. Such rights shall be contract rights and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this Section 8.1 or otherwise.

Section 8.2 Right of Claimant to Bring Suit. If a claim under Section 8.1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses in which case the applicable period shall be 20 days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part in any such suit, or in a suit brought by the Corporation against the claimant to recover an advancement of expenses pursuant to the terms of an undertaking referred to in Section 8.1 hereof, the claimant shall be entitled to be paid also the expense of prosecuting or defending such claim. In any suit brought by the claimant to enforce a right to indemnification hereunder, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover any advanced expenses upon a final adjudication that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

Section 8.3 Non-Exclusivity of Rights. The rights conferred on any person by Sections 8.1 and 8.2 shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation, these By-laws, any agreement, vote of stockholders or disinterested directors, or otherwise.

Section 8.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.5 Continuance. Any repeal or modification of the foregoing sections of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of an officer, director or representative of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

AMENDMENTS

These By-laws may be altered, amended, rescinded or repealed by either by (a) a majority of the authorized number of directors and, if one or more interested stockholders (as defined in Section 203 of the DGCL) exists, by a majority of the directors who are Continuing Directors (as defined below) or (b) the affirmative vote of the holders of not less than sixty-six and two-thirds percent of the voting power of the Corporation’s capital stock and, if such alteration, amendment, rescission of repeal is proposed by or on behalf of an interested stockholder or director affiliated with an interested stockholder, by a majority of the disinterested shares. As used herein, a “Continuing Director” means a director of the Corporation who (i) was a member of the Board as of September 20, 1993, or (ii) is a beneficial owner, or an affiliate of such beneficial owner, of less than 20 percent of the Common Stock of the Corporation and who became a director of the Corporation subsequent to September 20, 1993, and whose initial election or initial nomination for election was approved by a majority of the Continuing Directors then on the Board.